Exhibit 99.1

March 1, 2022 Investor Day

ADT Investor Day 2022: Agenda Topic Presenter Welcome and Overview of 4Q21 Results Jill Greer ADT’s Next Chapter: Safe. Smart. Sustainable. Jim DeVries Growing Our Consumer & Small Business Segment Consumer Growth Strategy and Optimized Go-To-Market Keith Holmes Google as the Universal Catalyst Michael Drory Innovative Offerings Raya Sevilla, Leah Page Unrivaled Safety Don Young Premium Experience Jamie Haenggi Trusted Brand DeLu Jackson Cost and Capital Efficiency Ken Porpora Unique Growth Opportunities ADT Commercial: A Unique Growth Opportunity Dan Bresingham ADT Solar: Powering Sustainable Growth Marc Jones Creating Long-term Shareholder Value Compelling Long-Term Outlook Jeff Likosar Wrap up / Key Takeaways Jim DeVries

ADT Investor Day 2022: Today’s Speakers Keith Holmes Executive Vice President and Chief Revenue Officer Jim DeVries President and Chief Executive Officer Don Young Executive Vice President and Chief Operating Officer Leah Page Vice President, Emerging Business and Mobile Raya Sevilla Senior Vice President and Chief Technology Officer Michael Drory Vice President, Strategic Initiatives DeLu Jackson Senior Vice President and Chief Marketing Officer Jamie Haenggi Executive Vice President and Chief Customer Officer Jeff Likosar Chief Financial Officer and President, Corporate Development Dan Bresingham Executive Vice President, ADT Commercial Marc Jones Executive Vice President, ADT Solar Ken Porpora Executive Vice President, Finance Jill Greer Senior Vice President Finance, Investor Relations and Communications 3

Welcome and Overview of 4Q21 Results Jill Greer, Senior Vice President Finance, Investor Relations and Communications Welcome 2021 performance vs. objectives Agenda 4

Forward-Looking Statements ADT has made statements in this presentation that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor provided thereunder. These forward looking statements relate to our current and future financial and operating performance, our strategy to achieve such performance and our goals with respect to such Forward looking statements can often be identified by the use of words like “will,” “plans,” “expect,” “intends,” “goal,” “growth,” and similar words and are based on currently available information and current beliefs and assumptions. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially from those stated or implied in this presentation, including among others, risks and uncertainties relating to our strategy, the growth rate of the markets in which we operate, our ability to successfully market innovative products and services, our ability to achieve long term sustainable growth, our ability to successfully grow our relationship with Google and to commercialize products both with independently from Google using our own proprietary platform, our ability to provide and derive a benefit from a premium customer experience, our ability to establish and maintain a trusted brand in operating areas, our ability to grow our sales channels and successfully compete in e-commerce, our ability to grow and expand subscription services with new offerings and new segments, the performance operating segments, the performance of our newly acquired Sunpro Solar operations including our ability to expand the geographic areas in which we provide solar services and our ability to cross sell automation and solar customers, the performance of our recently announced joint venture with Ford which remains subject to certain regulatory approvals, our operating results under a company owned or owned equipment ownership model, our ability to achieve improved operating efficiencies through virtual services and generally, our leverage ratio, our ability to achieve the financial and operational goals established for ourselves through 2025 and beyond, and risk factors that are described in the Company’s Annual Report on Form 10 K and Quarterly Reports on Form 10 Q, including the sections entitled “Risk and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Any forward looking statement made in this presentation speaks only as of the date on which it ADT undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future developments or otherwise. Non-GAAP Measures To provide investors with additional information in connection with our results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose certain measures in this presentation, including, for example, Adjusted EBITDA, Adjusted EBITDA prior to subscriber acquisition, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Free Cash Flow prior to acquisition, and Net Debt Ratios. Reconciliations from GAAP to these non-GAAP measures for reported results can be found in the appendix. The Company is not providing a quantitative reconciliation of its financial guidance or goals for Adjusted EBITDA to net income (loss), which is the corresponding GAAP measure, or Adjusted Free Cash Adjusted Free Cash Flow prior to subscriber acquisition to net cash provided by operating activities, which is the corresponding GAAP measure, because these GAAP measures that are excluded from the non-GAAP financial outlook and goals are difficult to reliably predict or estimate without unreasonable effort due to their dependence on future uncertainties, such as adjustments or items relating to Adjusted Adjusted Free Cash Flow, and Adjusted Free Cash Flow prior to subscriber acquisition. Additionally, information that is currently not available to the Company could have a potentially unpredictable and significant impact on its future GAAP financial results. Amounts on subsequent pages may not sum due to rounding. Note: The operating metrics included in this presentation, including, for example, Customer Retention or Attrition, Subscriber Counts, RMR or RMR Additions, Interactive Take Rate, Revenue Payback, Customer Value per Subscriber, are approximated as there may be variations to reported results in each period due to certain adjustments we might make in connection with the integration over several acquired companies that calculated these metrics differently, or otherwise, including periodic reassessments and refinements in the ordinary course of business. These refinements, for example, may include due to systems conversion or historical methodology differences in legacy systems. Presentation includes updates from Investor Day to include non-GAAP reconciliations and minor adjustments to text and formatting. 5

We delivered our 2021 objectives Investing in the foundation for long-term growth while meeting our 2021 financial commitments Gross RMR Additions Guidance 2021 Mid-teens +16% Adjusted EBITDA Guidance 2021 $2.1-$2.2B $2.2B Adjusted Free Cash Flow Guidance 2021 $450-$550M $465M Note: Guidance as of November 9, 20216

We are entering 2022 with strong momentum Solid 4Q and full year results –meeting our financial commitments to shareholders and taking momentum into 2022 1 Investing in the foundation for long-term growth –RMR growth, Sun pro acquisition, and development of our Google partnership 2 Transformation into an innovative, technology-focused growth company is centered on solid growth foundation, innovative offerings, unrivaled safety, and premium experience 3 Guidance for 2022 performance exceeding 2021 levels 47

ADT’s Next Chapter: Safe. Smart. Sustainable. Jim DeVries, President and Chief Executive Officer Path of transformation Strengthened portfolio Attractive markets Executing on clear strategy Agenda 8

We are excited to share our story with you today We are the clear market leader, with a strong record of disciplined execution Leader We deliver safe, smart, and sustainable solutions to empower people to protect and connect what matters most Smart Solutions We have built unique assets, including our Google partnership, to win in large and growing markets Unique Assets We are differentiated by our innovative offerings, unrivaled safety, and premium customer experience Differentiated We have expanded routes to market and established capital efficient Solar and Commercial platforms Expanded We will generate strong cash flows while investing in growth Cash Flow / Growth 9

Note: All metrics as of 12/31/2021; Combined Revenue equals ADT Total Revenue (GAAP) (which includes Solar segment revenue post-acquisition) plus Sunpro revenue (GAAP) prior to the acquisition 10 6.6 Total Customers Field Force Excellence ~$1.7B Adj. Free Cash Flow 7,400 Installation / Service Professionals #1 Security Brand Million Recurring Revenue in CSB and Commercial ~80% Market Leader Combined Revenue by Customer Type Last 3 Years Consumer and Small Business 70% Commercial 19% Combined Solar 11% We are the clear market leader

We have delivered significant improvements against our operating metrics We’ve strengthened our platform for growth, enabling our next chapter Customer Satisfaction Retention Revenue Payback Period Recurring Monthly Revenue Devices per Install Interactive Adoption11

We have reshaped and strengthened our portfolio Partnerships with category leaders Protection encompassing home, auto, mobile and more Stand alone Focused on-premises Developing technology in-house; on path to double patent portfolio over next 3 years Third-Party Dependent Partnerships Solutions SECURITY “Own the Alarm” “Own the Ecosystem” Footprint Technology Today: Diversified, Scaled, Poised for Accelerating Growth Historical ADT12

We are a mission-driven company Our mission has expanded beyond the traditional definition of security We make life better for the customers and communities we serve We deliver innovative, customer-focused products, technologies, and services Safe We protect what matters most Sustainable Smart Empowering people to protect and connect what matters most13

Our mission delivers superior results for all stakeholders Our commitment to respect the environment, promote social responsibility and lead with responsible governance is fundamental to who we are and guides our safe, smart, and sustainable business practices Product safety and quality Responsible governance Climate change risk management Environmental management Data privacy and cyber security Inclusive diversity and belonging Employee well-being and development Customer and community health and safety14

Our markets are large and fast-growing CAGR % (2020-2025) Key Drivers 13% Significant cross selling opportunity with launch of ADT Solar 22% Quick adoption by users driven by affordable, easy-to-use devices A key market addressed via the Google partnership 6% Commercial is rebounding with a record-level national account backlog 27% High adoption of video doorbells and standalone cameras driving revenue & subscriber growth Google partnership to accelerate share growth 7% Professional monitoring growth is accelerating

We are positioned to benefit from secular tailwinds Source: Omdia, Parks Associates, Visa, Citi, ADT analysis Smart Home Adoption 61Mhouseholds growing at 10-15% Security Demand 37Mhouseholds growing at 5-10% De-Urbanization 3Mhouseholds growing at 3-5% Solar Adoption 3Mhouseholdsgrowing at 10-15%16

We have a clear strategy to drive customer preference and long-term shareholder value Google Partnership Innovative Offerings Unrivaled Safety Premium Experience Trusted Brand Optimized Go-to-Market Operational Excellence Strategic Differentiators Enablers Solar Commercial Consumer & Small Business Our Industry-Leading Businesses17

ADT Today ADT Tomorrow We expect meaningful improvement in CSB net subscriber acquisition costs 20-40% more efficient “DIFM”, “Do-it-Yourself”, “Do-it-with-Me” More devices and services per subscriber More subscribers pay-in-full at installation eCommerce, Retail, Field Sales, NSC, Partners ~$1,500 Net SAC per new subscriber Primarily “Do-it-for-Me” (DIFM) Field Sales and National Sales Center (NSC) ~$1,000 installation fee per subscriber ~55% of new subscribers take financing18

Our commercial business provides a complementary growth platform 300,000+ Customer sites 5,000+ Commercial employees 160+ Marquee Fortune 1000customers We are one of the largest full-service commercial security providers in the U.S. Strong, growing and capital-light19

We strengthened our portfolio and growth profile with the acquisition of Sunpro Vertical Integration National Footprint Proven Growth Current Footprint 2022 planned expansion Rapidly moving up the rankings vs competition Solar is a logical extension of the ADT ecosystem20 Note: Ranking by Solar Power World Magazine – Top U.S. Residential Solar Installer

We strengthened our portfolio and growth profile with the acquisition of Sunpro – unlocks integrated home experience

Total Solar Market Rapidly Expanding


$23.4B
13% CAGR
$12.5B
2020
2025

Solar Accelerates Revenue Growth


$10B+
~15% CAGR
~35% CAGR
$5.9B
Sunpro
ADT
2021
Combined Revenue
2025
Goal

Cross-Selling – A Powerful Driver – Integrated Home Experience


Security
ADT
Energy Management
Automation

ADT can capture ~5% of the total solar market by converting just 0.5% of our existing customer base

Note: Combined Revenue equals ADT Total Revenue (GAAP) (which includes Solar segment revenue post-acquisition) plus Sunpro revenue (GAAP) prior to the acquisition. 2025 goals do not represent actual guidance or projections. Citi is source for market data.

21

We are at an inflection point in our growth

A Fundamentally Transformed Business

Best-in-class model

- Smart home business has best-in-class unit economics and compelling incremental subscriber returns

Google - game changer

- Google partnership a growth accelerator for ADT; concept evolution is complete, and it is being introduced

Commercial now growing

- Commercial on the path to recovery, record national account backlog

Solar - significant opportunity

- Solar is a new opportunity to unlock meaningful upside

Substantial FCF

- Substantial free cash to be reinvested to drive shareholder value

Key Metrics	2021	2025 Goals
Revenue	$5.9B combined	$10B+ +15% CAGR
Adj. EBITDA	$2.2B	~$3B +8% CAGR
Adj. FCF	$0.5B	$3B 2022-2025 cumulative +30% higher vs. 2018-2021

ADT - only scaled player positioned to capture next era of growth in rapidly evolving ecosystem of security, automation & energy

Note: Combined Revenue equals ADT Total Revenue (GAAP) (which includes Solar segment revenue post-acquisition) plus Sunpro revenue (GAAP) prior to the acquisition. 2025 goals do not represent actual guidance or projections

22

Proven market leader, with strong track record Unparalleled customer value proposition and capabilities Additional growth fueled by capital-light businesses A clear strategic roadmap to achieve our goals IN SUMMARY We are safe, smart, and sustainable 23

Consumer Growth Strategy and Optimized Go-To-Market Keith Holmes, Executive Vice President and Chief Revenue Officer Market opportunity Four point strategy Future financial goals Agenda 24

We are the market leader, winning in core markets and adjacencies Core Home Security HHs 50M 130M+ ADT HH TAM By 2025 Life Safety | Automation | Auto | Health HHs 80M Unlocking all US HHs Note: 2025 goals do not represent actual guidance or projections. Source: Parks Associates, Omdia, ADT analysis CSB Customers 6.4M #1 Smart Home Provider 25%+ of HHs CSB Customers 7M+ 2025 Goal 2021 Aspiration Win in core and adjacent fast-growing markets25

We have expanded our addressable market, broadened our capabilities, and increased our customer opportunity Total Available Market (TAM) Large and expanding Potential to address ~all US HHs Household Opportunity 40M 130M $90B $25B 2021 2025 Estimate Core Home Security Adjacencies 2021 2025 Estimate Core Home Security Adjacencies Source: Parks Associates, Omdia, ADT analysis 26

We are executing a winning four-point formula to reach new customers and grow our share of wallet Enhanced Customer Flexibility Strong Partnerships Tactical Go-To-Market Execution Expanded Channels 1 2 3 427

Our foundation is best-in-class, with the broadest customer reach in the industry Field Solutions Advisors Dealer Partners 700 200 2,900 Phone Solutions Advisors28 Note: Refers to ADT phone and field sales employees prior to the Sunpro acquisition.

1. We are improving our already strong go-to-market execution Data analytics Messaging customization Placement ROI management Driving revenue through increased consumer awareness and preference Pricing Optimization Sales Conversion Marketing Effectiveness Recruiting / training Performance management Channel optimization Dynamite sales team Channel optimization Solution selling Discount management 29

Use-case driven positioning Customized for individual customer needs Financing alternatives Contract Flexibility Pricing Simplicity Bundled Offers Linked to bundled offers Disaggregated alternatives Increased transparency earlier in the process No contract alternatives Outright sales to customer Advertising simplicity /expansion Financing alternatives 2. We are enhancing consumer purchasing flexibility Refreshing, refining, modernizing, and customizing our go-to-market approach30

Direct in-store and online sales via retailers Affinity marketing Enhanced brand awareness and reach Pilots in process with national retailers Omni channel E-commerce Retail Self-service without sales interaction System configuration Upsell and add-on On-site chat Service Launching 2H 2022 Combining attributes of multiple channels Start Anywhere Finish Anywhere 3. We are expanding our channel reach Supplementing existing channels to meet customers where they prefer to shop31

Expand reach and purchase moments Low SAC Safety and peace-of-mind use cases increase serviceability Enhanced stickiness via insurance policy Other Building & Construction Insurance Low SAC, simplified service activation Further expand natural purchase moments Insulate single-and multi-family growth Unique partnerships only available with ADT’s brand and scale Target life moments; low SAC and low friction sale Expand reach to meet customers wherever they prefer to shop 4. We are broadening our national-scale partnerships Leveraging partners’ engagement with target customers32

We are the leader in small business security #1 in smart business security 90% close rate 10% of overall CSB business Opportunity to scale 33

Combined with our strategic differentiators, we expect our go-to-market strategy to drive meaningful growth CSB Total Revenue CSB RMR Additions CSB RMR Execution + consumer flexibility + channel expansion + partnerships 2017 2021 2025 Goal ~$425M $300M 2017 2021 2025 Goal ~$70M $46M 2017 2021 2025 Goal $5.5-6.0B $3.9B $328M $55M $4.1B34 Note: 2025 goals do not represent actual guidance or projections. RMR and RMR adds are presented for the U.S. only.

IN SUMMARY We have a strong foundation with ample growth opportunity New appeal with cutting edge smart home products Comprehensive solutions to better meet customers’ needs Meeting customers where they want to shop with the right product for them Tremendous potential for continued growth –track to 7M+ CSB customers 35

Google as the Universal Catalyst Michael Drory, Vice President, Strategic Initiatives The partnership Universal catalyst –accelerating our six growth pillars Initial success –Google doorbell Agenda 36

37 AT A GLANCE Our deep partnership with Google is expected to drive long-term value creation ‘Iron sharpening’ –joint offers; co-branded, co-distributed solutions –ADT’s #1 brand, trusted security, professional installation and monitoring service –Google’s award-winning Nest hardware and analytics Differentiated & category redefining customer experience –Integrated smart home and security technology that only the unique combination of ADT + Google can deliver Long-term orientation + aligned incentives for mutually assured growth –7 years duration –Google invested $450 million in receipt of Class B common stock –Google has committed an incremental $150 million for growth stimulus –Joint commitment of dedicated product, engineering, and go-to-market resources

Our partnership with Google benefits each of our strategic differentiators and enablers Improved customer economics + reduced attrition + TAM expansion Innovative Offerings Unrivaled Safety Premium Experience Trusted Brand Operational Excellence OptimizedGo-to-Market38

Our Google partnership enhances and accelerates our innovative offerings Leading hardware –Google Nest camera, thermostat, Wi-Fi, display, and voice devices configured alongside ADT life-safety & security hardware Integrated software experiences –ADT+ as the only security & life safety platform with native integrations to Google Home platform Expanding portfolio of recurring revenue use cases –bundled at point-of-sale and upsold at point-of-install Jointly aligned long-term innovation roadmap–multiple horizons that build off 2022 foundational year Innovative Offerings Unrivaled Safety Premium Experience Trusted Brand Operational Excellence OptimizedGo-to-Market39

Our Google partnership strengthens our already unrivaled safety Nest video + ADT analytics power new capabilities –proprietary solution to reduce false alarms and improve response effectiveness Category expansion –ADT monitoring capabilities scaled to new verticals and customer segments Ambient security –ADT+ integrated with Google Home platform + infrastructure to deliver ‘always on’ security Innovative Offerings Unrivaled Safety Premium Experience Trusted Brand Operational Excellence OptimizedGo-to-Market40

Our Google partnership elevates our premium experience Frontline access to new tools –ADT agents armed with Google customer service tools for increased visibility & ability to resolve issues ADT-owned customer experience –ADT as the lifecycle management lead (billing, support, care, etc.) 100,000+ annual FTE hours of frontline up skilling –Google-supported capability building and product marketing to sell and support an expanding portfolio Care team augmented by Google experts –tiered support model with clear transfer protocols to bring SME capabilities to ADT customers Innovative Offerings Unrivaled Safety Premium Experience Trusted Brand Operational Excellence OptimizedGo-to-Market41

Our Google partnership complements and enhances our trusted brand Complementary assets expand brand effectiveness #1 in trust & security + #1 in technology Co-marketing brand expressions increasingly in-market Re-branding all in-home uniforms of residential frontline technicians and solution sales professionals Committed to re-brand ~4,500 fleet vehicles with 25% to be completed in 2022 Activated direct response marketing channels (e.g., direct mail, digital) with others to follow Innovative Offerings Unrivaled Safety Premium Experience Trusted Brand Operational Excellence OptimizedGo-to-Market42

Our Google partnership further optimizes our go-to-market capabilities Digital accelerant –opportunity to introduce ADT cross-sell / upsell buy flows into Google properties to create an integrated experience Retail unlock –opportunity to co-market solutions in channel where ADT is historically underrepresented Partnership optionality –increased demand from category leaders in adjacent home services verticals (e.g., insurance, etc.) Innovative Offerings Unrivaled Safety Premium Experience Trusted Brand Operational Excellence OptimizedGo-to-Market43

Our Google partnership increases efficiency and operational excellence Subscriber acquisition cost offset via expanded in-home revenue opportunities Now: leading hardware that is easier to bundle while our sales professionals are in the home Future: Expanded recurring revenue cross-sell + upsell opportunities Long-term operational efficiency gains –streamlined in-home install duration aligned with launch of ADT+ platform Innovative Offerings Unrivaled Safety Premium Experience Trusted Brand Operational Excellence OptimizedGo-to-Market44

We are building momentum in 2022

Innovative Offerings	Google Nest doorbell replaces ADT solution
Unrivaled Safety	Google Nest AI-powered use cases – friendly faces, package detection, etc.
Premium Experience	Capability building; Google digital support tool for service / care
Trusted Brand	Co-branded field uniforms, trucks (start of phased rollout)
Optimized Go-to-Market	Doorbell offers in direct response channels
Operational Excellence	Introduction of device bundles with doorbell as the anchor

Partnership momentum & scale on display:

Average doorbells sold per week	6-7K
Improvement in point-of-install attach rate	~50%

Improved device 'pull through' economics:

Install revenue lift when Google doorbell sold vs. ADT doorbell	~$90

Note: All data refers to direct channel pre- and post-launch (11/14/2021 - 2/18/2022); Doorbell sales data includes new acquisition and existing customers channels; Improvement in attach rate highlighted for new acquisition.

45

A long term, value creation partnership Six key pillars are expected to accelerate ADT growth and performance Google Nest doorbell launch success IN SUMMARY Google as the universal catalyst Exciting growth opportunities ahead46

Innovative Offerings Raya Sevilla, Senior Vice President and Chief Technology Officer Leah Page, Vice President, Emerging Business & Mobile Broad range of offerings ADT+ enables the future Expanding security beyond the home Agenda 47

We have a broad range of offerings to serve customers throughout their life Point Solutions and Do-It-Yourself Smart Aging Professionally-Installed Systems Concierge smart home Security Solutions for aging seniors Renters, apartment living, tech comfortable For people on-the-go Mobile Security48

We are redefining the breadth and seamlessness of our customer offerings and experiences with ADT+ Note: Matter, formerly Project Connected Home over IP(CHIP), is connectivity standard that strives to simplify interoperability among smart home devices and Internet of Things (IoT) platforms from different providers. The project group includes representatives from Amazon, Apple, Google, and ADT. ADT built interactive platform using the latest technologies in cloud computing and machine learning ADT designed intuitive product experience derived from extensive customer research ADT designed earth-friendly hardware that is already Matter compliant New interactive platform New mobile experience New hardware ADT+49

ADT+ continually delivers improved value to customers to make their lives easier and safer Becoming linked to our sense of safety, comfort and control Linked Continuously adding new value, beyond hardware lifecycles Helpful Learning behaviors, becoming anticipatory, and reducing friction in daily life Anticipatory50

ADT+ focuses on what matters most to our customers Simple and instinctive product experience Contextual & proactive automations Incident prevention (home assurance) Smart home support 51

Hardware Interactive Platform Services

Our customer experiences and offerings are diverse, broad, and unique 1minago Your mother arrived at home safelythismorning.53

We have begun to expand security beyond the home, and plan to integrate with our core consumer offerings An ADT mobile app that puts safety at your fingertips So Secure focuses on design principles that makes it easy to send an alert to ADT ADT will provide reassurance for uncertain situations or efficiently pass details on to 911 and request help that is needed Provide safety & security to people wherever they are People are consuming security differently than just a few years ago, and ADT is answering that need Allows ADT services to be discovered by millions of users when they need it most Mobile Security provides protection wherever you are ADT in a partner’s native experience So Secure Mobile App Grow and expand subscription services with new offerings for new segments Safety that meets you where you are54

55 We recently launched Canopy, a JV with Ford Motor Company, to integrate our offerings into automobiles ADT + Ford Partnership introduces Canopy ADT and Ford come together to co-invest in a JV, Canopy Combination of our professional security monitoring and Ford’s AI-driven camera technology Answering the macro trend in automotive to subscription-based services with security as a catalyst Grow and expand subscription services with new offerings for new segments Note: Joint Venture is subject to certain conditions, including regulatory approvals

Extraordinary market conditions are pushing the need for Seniors to age in place Creation of unique solutions with new form factors using our ADT platform and AI to identify emergencies Leveraging assets of our Health business today and building innovative solutions Grow and expand subscription services with new offerings and new segments We continue to expand our TAM through additional customer use cases such as Smart Aging Smart Aging that targets a more youthful Senior56

57 Integrated software experiences Aligned incentives with Google Enabling our future with ADT+ Grow and expand subscription services with new offerings and bundles IN SUMMARY Innovative offerings 57

Unrivaled Safety Don Young, Executive Vice President and Chief Operating Officer Our differentiated capabilities Extending our lead Agenda 58

We have delivered unrivaled safety and peace of mind for 147 years Years of perfecting safety 9 UL-listed monitoring centers 6.6 million protected customers Highly trained agents Unrivaled Safety Is the Bedrock of Our Company and Our Mission Multiple redundancies 14759

We protect lives, families, businesses, livelihoods, property, pets, and data “Knowing people are there, whether I take them up on it or not, is huge”. Katie, ADT Customer60

Our commitment to safety and related innovations benefit multiple stakeholders Communities Customers ADT Enabling faster emergency response More control of data More accurate information Broader and more integrated services Better protection and enhanced peace of mind Fewer false alarms and 911 calls Reduced vehicle responses (and cost and risk) Better situational awareness for first responders Improved apprehension rates Safer communities Improved customer preference Improved customer retention Improved pricing power Improved employee experience Reduced cost Expansion of enabled devices and services 61

We are the unrivaled leader in delivering safety and peace of mind –a key differentiator More Data Sources Better Event Analysis Best-in-class Technical Infrastructure Innovative Customer Interfaces Unrivaled Customer Safety + + + = ADT Next Generation 911Message Brokers Q1-21 ADT Alarm Messenger Q1-21 Agent Interface Q1-22 ML/AI Q3-22 Electronic Alarm Delivery Q3-21 Customer Data Lockbox Q3-21 SMART Monitoring Analytics Q3-21 Alarm Scoring Q4-22 Alarm Filtering Q3-22 Public Safety Q4-21 ADT Patented Process Q3-2162

We are strengthening and innovating our unrivaled safety experience

Standard Industry Processes Are Slow, Error Prone and Sometimes Unreliable

- 10-digit calls to lowest-priority 911 center lines
- Long hold times and risk of transcription errors
- Significant false alarm rates (95%)
- High rates of no-answer (70%)
- No direct data sharing with First Responders
- No differentiation between intrusion alarm signals
- Less predicable response (e.g., Dallas 60 minute)



ADT's Processes Deliver Increasingly Differentiated Speed and Fidelity

- Algorithm-driven event assessment (priority scoring)
- Electronic data delivery into 911 process
- Short handle time (~15 seconds)
- Patented direct data link for First Responders
- Video/audio sharing
- Alarm score delivered to 911 dispatcher
- Alarm event lockbox for UL-827 storage requirement



Enhancing capabilities to shorten response times during emergencies

63

We are steadfast in protecting customer data and privacy Secure Storage Customer Choice Protected Distribution Customer consent store ADT Data Lockbox Patented proprietary process 64

Lower the cost of professional monitoring Increase the speed, accuracy, and reliability of our emergency response to customer alarms Drive differentiation and customer loyalty IN SUMMARY Our commitment to safety will continue to define the industry 65

Premium Experience Agenda Jamie Haenggi, Executive Vice President and Chief Customer Officer Value we provide today Four key changes to further enhance value 66

We protect and serve millions of customers every single day 245M door signals 1.3M thermostat changes 7M systems disarmed 391M motion sensors triggered 52M video clips 63K alarms handled 4K virtual service visits 10K homesvisited67

Our premium customer experience is unparalleled Delivers significant value Maximize customer value Improve retention Unlock revenue Reduce support cost profile …is flexible …is proactive …is personalized …is intuitive …is memorable A premium customer experience…68

We are resolutely focused on the customer experience Four key changes to drive improved experience Choice in install/service Advancing our in-home experience ADT digital-first platform Technology, data, and analytics Extensive journey map and research Consider/Search Pay/Price Increase Move Interact/ Use Purchase Come Back Alarm Expand Install/ On-board Service Cancel Engage 1 2 3 469

1. We have reinvented service calls to improve the customer experience to drive loyalty and efficiency Broadband assessment and configuration Lifestyle programming DIY visual installation certification More virtual services to come Unlocks value Create high value, positive interaction Reduce cost by 50% vs. truck roll Generate revenue with more services and cross-selling opportunities Customers accepting virtual tech appointments per day Delivering the highest customer satisfaction on service 4,000 80+ Virtual service70

1.We have created unparalleled customer choice in installation Each option covers full range of services from installation to on boarding to troubleshooting Professional installation Do it yourself (DIY) Do it with me (DIWM) Est. 1874 Est. 2020 Coming 202271

2. Our employees are a strategic advantage, delivering concierge-like service unique to ADT Nobody will be more knowledgeable about the helpful home than an ADT team member72

3. Our next generation ADT platform will further enhance the customer experience Creating an ADT+ app that combines security, smart home, e-commerce, account management, and self-support Integration with more services they value Security & Smart Home Vehicle Mobile Safety & Security Solar & Energy Management Future Options A focus on what matters most to our customers 73

4.Our incredible customer experience drives loyalty From efficient, effective customer service to high value customer experience Safe agile process Customer centric Digital first 360 view+ action Billing question Insight on system usage Issue identification Virtual service resolution Tech promotes unused feature to customer + additional product Tech direct ships product and schedules Do It With Me installation Customer is thrilled with value-add experience 74

IN SUMMARY Premium experience builds strong customer loyalty Designing with a customer central focus to bring more options to serve a wider market Delivering a digital-first experience on our own platform Our people are a strategic advantage Premium experience drives preference and loyalty 75

Trusted Brand Agenda DeLu Jackson, Senior Vice President and Chief Marketing Officer The power of the brand Expanding our position 76

ADT is an iconic brand 77

The ADT brand stands for trust, and is the most recognized in our space 68% Say it is more important today than in the past to be able to trust the brands they buy or use 6X USconsumersare6xmorelikelytopurchaseabrandthattheytrust The importance of trust ADT metrics 98% highest brand awareness #1 most trusted 69% most considered 2X most preferred than the next closest provider ~8YEARS average ADT customer tenure Note: 2021 Edelman Trust Barometer; Newsweek 78

We have expanded our brand promise beyond our legacy of security OUR NORTH STAR We believe everyone deserves to feel safe YOUR: Self Family Pets Health Belongings Vehicle Home Apartment Environment Organization Gig Rideshare ADT PRO INSTALL ADT SELF SETUP ADT BUSINESS ADT SOLAR ADT HEALTH SOSECURE 79

We will increase demand through improved familiarity ADT’s Familiarity of Doorbells will Double to Match Monitoring Doorbell Familiarity Monitoring Familiarity Consumer Data-Driven Insights Precision Marketing For Efficiency and Effectiveness Closing the Familiarity Gap Growing HH Penetration Through Known Attributes And Customer Obsession 2X80

Our Google partnership further strengthens the ADT brand A fully integrated and helpful home security solution Smart home and security leadership Differentiated and integrated products Next-generation tech & innovation Enhanced customer experience Amidst a monumental shift in people’s relationships with smart home, security and connectivity the timing is perfect for ADT to define the future of protection and connection81

Research and early results validate stronger consumer preference due to the complementary attributes of our brands Ability to grow the market Business transformation Expected increase in consideration82

83 IN SUMMARY Trusted brand is foundation for growth Strong brand foundation Symbol of unrivaled safety Expansion of brand beyond protection Broader and more diverse brand appeal

Ken Porpora, Executive Vice President, Finance Our differentiated model Significant improvements planned Driving Cost and Capital Efficiency Consumer and Small Business (CSB) Agenda 84

Our differentiated business model produces growth with attractive returns

Acquire new subscribers with attractive economics at scale	**Delight** our subscribers with efficient delivery model and seamless experience	**Generate** best-in-class returns on invested capital for our shareholders
~1M+ Annual Subscriber Additions	**~$330M** Recurring Monthly Revenue from base of **6.4M** subscribers	**~$2,500** Avg. Core Customer Value per Subscriber
2.4 years CSB Revenue Payback Period	**80%+** Monitoring and Service Margin	**20%+** Internal Rate of Return per Subscriber
~3.5x Avg. Revenue to SAC multiple	**~87%** Customer Retention	

Note: Customer revenue retention is for total company as of 12/31/21, all other metrics are specific to CSB. Core Customer Value is based on recurring monthly revenue over average subscriber lifetime, less estimated service and net subscriber acquisition costs before consumer financing. Average revenue to SAC multiple is based on recurring monthly revenue over average subscriber lifetime as a multiple of net subscriber acquisition costs.

85

We are generating higher customer satisfaction while producing greater operating leverage

Virtual Service

Virtual Service % of Total Tickets


~4,000 bps
2021
2025 Goal

Today: Visit each subscriber once approx. every **3 years**

Smart Monitoring

Agent Handled Calls / Subscriber


~15%
2021
2025 Goal

Today: Handle **~30M** annual customer care calls

Customer Care

Labor Cost / Subscriber


~25%
2021
2025 Goal

Today: **~$150M** in annual customer care labor costs

Goal: $100M+ savings by 2025

Note: 2025 goals do not represent actual guidance or projections

86

What We Are Doing What It Means The Opportunity We have shifted the paradigm to virtual service Created technically skilled Virtual Service team enabling live video streaming with our customers Satisfying customer demand while reducing costly in-home visits Subscribers 6M+ Annual in-person service appointments ~2M+ Annual service costs ~$250M Total service tickets will be satisfied virtually at reduced cost 40%+ Customer satisfaction Superior87

We are growing our installation revenues and improving installation efficiencies to reduce our subscriber acquisition cost

System Size

Average Devices / Subscriber


+5-10
2021
2025 Goal

Today: Average residential system installation fee of **~$1,000**

Financing

New Subscriber Pay in Full %


~2,000 bps
2021
2025 Goal

Today: **~45%** of new residential subscribers pay-in-full

Install Efficiencies

Labor Productivity


~15-20%
2021
2025 Goal

Today: ~**220** New Installs / Year / Technician

Goal: $100M+ higher installation margin by 2025

Note: 2025 goals do not represent actual guidance or projections

88

Selling Costs / New Subscriber DIY Mix as % of Total Sales Leads Generated DIY Expansion Cross Sales & Partners eCommerce & Retail ~1,500 bps 20-30% We are shifting our mix to lower cost channels to reduce subscriber acquisition costs <10%of annual subscriber additions Nominal 2025 Goal 2021 2021 2025 Goal Nascent… Solar, Auto, Mobile, Insurance 2021 2025 Goal 25-40% Today: Today: Today: Goal: $100M+ reduction in selling costs by 2025Note: 2025 goals do not represent actual guidance or projections 89

ADT Today ADT Tomorrow We expect meaningful improvement in net subscriber acquisition costs per new subscriber 20-40% more efficient “DIFM”, “Do-it-Yourself”, “Do-it-with-Me” More devices and services per subscriber More subscribers pay-in-full at installation eCommerce, Retail, Field Sales, NSC, Partners ~$1,500 Net SAC per new subscriber Primarily “Do-it-for-Me” (DIFM) Field Sales and National Sales Center (NSC) ~$1,000 installation feeper subscriber ~55% of new subscribers take financing90

We are improving the lifetime value of our subscribers

"Core Customer Value" is improving...



~$2,000
~$2,500
~$3,500
2017
2021
2025 Goal

Core Customer Value per subscriber improvement of ~$1,000 by 2025

...and evolving to "Customer Lifetime Value"



Core
Canopy
Mobile
Aging
Multi Family

Note: Core Customer Value based on recurring monthly revenue over average subscriber life, less expected service costs and net SAC before consumer financing. 2025 goals do not represent actual guidance or projections

91

Our improvements create a flywheel effect, with growth and efficiency improvements funding more growth 1 –Acquire new subscribers through SAC–efficient channels 2 –Generate higher installation revenue… 3 –…while reducing gross acquisition costs Revenue payback period <2.0 years goal by 2025 4 –Higher revenue per unit 5 –Improved customer experience 6 –Creating stickier subscriber base Customer retention improvements with unlimited data potential 7 –Higher customer lifetime value Improved Core Customer Value per subscriber of ~$3,500 goal by 2025 8 –Best-in-class returns on invested capital for our shareholders Note: Core Customer Value based on recurring monthly revenue over average subscriber life, less expected service costs and net SAC before consumer financing. 2025 goals do not represent actual guidance or projections. 92

IN SUMMARY Driving CSB cost and capital efficiency Our differentiated business model produces scalable growth with very attractive returns Current initiatives are expected to improve operating leverage, retention, and acquisition efficiency Higher sustained cash generation 93

ADT Commercial: A Unique Growth Opportunity Agenda Dan Bresingham, Executive Vice President, ADT Commercial Strong track record Exciting growth opportunities 94

Our commercial business is strong and growing 100% focused on commercial with dedicated commercial / national account monitoring centers Security, fire, life safety, and risk consulting Security veterans with decades of experience and continual training / development Focused on customer service excellence & transparent with our performance $31M 9% 1.4x $1,114M $96M Our Focus 2021 Key Metrics Ending RMR Attrition Revenue Payback Total Revenue Adjusted EBITDA95

ADT Commercial: Strong Historic Growth $0.3 $0.4 $0.6 $1.0 $1.0 $1.1 $1.6+ 2016 2017 2018 2019 2020 2021 2025Goal Revenue $ in Billions We have a strong track record in a large and growing market Growing need for full-service security and fire/life safety providers High barriers to entry due to technical skills required Highly fragmented market with limited national competitors Low subscriber acquisition cost and attrition Large, Growing Market: $48B by 2025 28%CAGR 12%CAGRSource: Omdia and ADT analysis; 2025 goals do not represent actual guidance or projections 96

Our commercial business model is proven and differentiated Our People Are The Difference Strong Value Proposition Powered by Experience. Driven by Excellence. Full suite of services Same day service Installation quality Dedicated call center Proprietary customer service platform (eSuite) with real-time activity reporting ~2,200 ADT technicians Empowered local leadership Centralized support Industry leaders bring specific client expertise Prioritize employee training and development97

We offer a wide range of security solutions at the highest quality Facilities of various sizes up to 1,000,000 SF “Operation Warp Speed” with 45-to 60-day completion timelines Developed a security operations center (SOC) for a 540,000 SF pediatric research facility 142 video surveillance cameras and 175 access readers Largest single customer conversion to-date of 7,000 locations in under six months Averaged 330 conversions per week to reach client’s requested completion timeline Installed emergency response solutions that provide visual verification when everyone is confirmed safe Emergency response drills are now completed in minutes, not hours Securing Critical COVID-19Pharmaceutical Distribution Centers A Holistic Approach to Systems Design in Healthcare Delivering Industry-Leading Solutions tone of the Fastest-Growing Retailers Improving Emergency Preparedness at Houston Area Energy Facilities98

We have a strong foundation and growing momentum $27 $28 $31 11% 10% 9% 2019 2020 2021 Ending RMR Attrition $222 $240 $315 $1.1 $1.9 $2.1 2019 2020 2021 Install Backlog RMR Backlog Sustained RMR Growth Continued Sales Backlog Momentum Good visibility of future growth New customer wins, declining attrition $ in Millions $ in Millions99

Strategic partnerships Disrupting $50 billion guard industry Physical Security Disruption We grow organically with innovative offerings and our premium customer experience, complemented by tuck-in M&A Entered in 2021 as a result of strong relationships with retail customers Over $500 million market Electronic Article Surveillance Key existing verticals include banking, healthcare, commercial real-estate and retail Expanding into Government, Energy and Smart Cities Vertical Market Expansion Strong track record of M&A Pipeline for future growth Tuck in M&A100

We focus on efficiency to drive improved margins Virtual truck rolls ADT Smart Monitoring enhancements Increasing profitability of well-established customer base Continued system enhancements Key Initiatives Marginimprovement101

IN SUMMARY Strong, growing commercial business with exciting growth opportunities $1.1 $1.6+ 2021 2025 Goal Total Commercial Revenue ($B) Excellent reputation among our premier customer base Strong track record of exceptional customer service will fuel market share gains Proven growth strategy in expanding markets 102Note: 2025 goals do not represent actual guidance or projections

ADT Solar:Powering Sustainable Growth Agenda Marc Jones, Executive Vice President, ADT Solar Differentiated market position Key growth drivers leveraging ADT strengths 103

The residential solar market is rapidly growing Source: Fact Set, Wood Mackenzie. Interest and demand for renewable energy to protect from rising energy prices, grid resiliency 1 Affordability through financing options puts solar at grid parity 2 Solar Total Market Size Key Drivers $12.5 $16.9 $19.4 $21.5 $22.7 $23.4 2020 2021 2022 2023 2024 2025 ~13% CAGR $ in Billions Protection Affordability 104

We have a diverse footprint, and a model suitable for future growth in virtually any state ADT Solar footprint ADT Solar top performing markets Current footprint 2022 planned expansion Texas Florida Georgia Arkansas North Carolina Missouri Virginia Iowa New Mexico Nebraska Tax credits and incentives are helpful but not necessary105

Our approach to the market is uniqueIndustryPeer ADT Solar Employee based sales organization Some Yes Employee based installers No Yes Simple balance sheet Yes Yes Dependent on tax equity, incentives or net metering Yes No Integrated offering Yes Yes Loan (vs lease) financing Yes Yes Expansion opportunity Limited Yes

We deliver a premium customer experience and optimize our margins with an integrated approach across the value chain Design, Permitting, & Financing Sales & Marketing Installation On-going Support & Monitoring Full in-house design and engineering team Streamlined process to obtain required permits and utility inspection/approval Financing options from multiple parties Dedicated and specialized in-house Sales & Marketing team Highly successful referral app and marketing strategy through a variety of channels Proprietary Sun lighten software with dynamic design, pricing, and financing capabilities Completed in-house installation capabilities leading to superior quality control and positive customer experience 175 installation teams across the country Partnerships with best-in-class equipment providers Industry leading workmanship and equipment warranties Helps homeowners track usage and savings through intuitive monitoring application Long-term homeowner relationships create future revenue opportunities 107

Our acquisition of Sunprodrives value for shareholders Four Key Drivers Reduced acquisition costs 1 New channel growth 2 Low SAC security acquisition 3 Purchasing/supply chain efficiencies 4 2021 Combined Solar Revenue $645M 125% 17K Revenue CAGR 2017 –2021 2021 Installations 12% lower versus prior year Marketing costs/install The Business Today –Select Combined Solar Metrics 108 Note: Combined Solar Revenue equals ADT Solar segment revenue (GAAP) plus Sunpro revenue (GAAP) prior to the acquisition.

1. Our powerful brand will help reduce customer acquisition costs

Halo impact of ADT brand

- No brand leader
- Trust, Reliability and Experience seen as attributed in consumer decision
- Increased close rates since close without in-market branding
- Improved ADT brand attributes with Solar: eco-friendly, modern

Pilot programs showing success


Sunpro Campaign Conversion
Rates vs. ADT Pilots
Current
Campaign 1
Campaign 2
Campaign 3

January Sunpro Close Rates increased 24% vs. 2H 2021

109

2. We are expanding distribution channels to drive growth Several ADT dealers have entered the solar space New channels with existing partners Dealer A Dealer B Dealer C Dealer D 2021 Dealer Monthly Solar Volume Dealers Retail Home Builders Insurance110

3. We are building cross-selling opportunities to generate low SAC security sales

Current sales model includes cross selling

- Battery attachment rate approaching 20%
- Roofing needs addressed though ~8% roofing sales tied to solar
- Energy efficiency options such as insulation and attic tenting tied to ~20% of sales
- Over 25K Nest thermostats sold with solar system

Integrated selling approach


Solar
Roofing
Energy
Security

111

4. Our buying power and infrastructure will drive savings Strong Multi-Sourced Vendor Relationships ADT Purchasing Power ADT Facilities and Distribution Centers 112112

We have a clear plan to drive growth Leveraging the ADT brand is expected to drive growth and cost efficiencies 113Q1 Q2 Q3 Q4 2023 Rebrand Sunpro to ADT Solar Market Expansion New Channel: Dealer New Channel: Retail New Channel: Partners Expansion of ADT Cross Marketing Bundling of ADT Solar + Security

IN SUMMARY Solar: Powering Sustainable Growth Logical extension of our ecosystem, enhancing the integrated home experience Proven growth strategy in the fast-growing market for residential solar Rebrand to ADT Solar gives ADT immediate top-tier brand presence Leveraging CSB assets and customer base $0.6 $2.0-2.5 2021Combined 2025Goal Combined Solar Revenue ($B) 114 Note: Combined Solar Revenue equals ADT Solar segment revenue (GAAP) plus Sunpro revenue (GAAP) prior to the acquisition. 2025 goals do not represent actual guidance or projections

Compelling Long-Term Outlook Agenda Jeff Likosar, Chief Financial Officer and President, Corporate Development Performance highlights Strong cash flow and capital resources Future outlook 115

We delivered strong 2021 financial results while positioning our business for the future Solid Financial Performance Strengthened Foundation for Future Growth ADT+ 3G LTE Refinancing 15.8% $5,307M $2,213M $465M RMR Adds Total Revenue Adj. EBITDA Adj. Free Cash Flow ïƒ¼ ïƒ¼ ïƒ¼ + ïƒ¼ +116

Our success and progress in recent years have established a solid foundation for high-return growth 2.7yrs 2.3yrs Pre-IPO 2021 84% 87% Pre-IPO 2021 2017 2021 SAC AFCF Improved Capital Efficiency Long-Tenured Customers More Efficient Acquisition Strong Cash Generation RMR adds: $48M $61M117 Note: Pre-IPO refers to 2016 for revenue payback and the periods prior to the combination with Protection One in 2Q2016 for attrition. RMR adds are presented for the U.S. only.

Our strong capital structure enables growth investment Actions in recent years have improved quality of debt portfolio ~5% weighted average cost of debt >$100M cash interest reduction in past 3 years Weighted average maturity ~5 years Business well positioned to cover debt obligations Over $4B in annual recurring revenue Non-restrictive debt covenants Over $2B in net operating loss carry forwards 4.4X 3.7X 2.3X Adjusted EBITDA Adjusted EBITDA prior to subscribe racquisition Annualized RMR Net Debt Ratios Stronger Position118 Note: All metrics presented as of 12/31/2021; Net debt excludes the receivables facility

We are balanced and disciplined in allocating capital

Category	
Capital to Allocate	Adjusted FCF prior to subscriber acquisition
Attrition Replacement	SAC spend to maintain RMR base 1 point attrition = ~$100M
Organic Growth	SAC investment to grow RMR base Higher level in 2021; planning less in 2022
Inorganic Growth	Opportunistic M&A and/or adjacency expansion
Return to Shareholders	$0.14/share annual dividend = ~$130M/year No plans to change
Debt Repayment	Current net debt balance $9.7B Goal of $1B net debt reduction by 2025


Allocation Waterfall
2021: $2B+

Note: 2025 goals do not represent actual guidance or projections; Net debt excludes the receivables facility

119

We have a clear strategy to drive customer preference and long-term shareholder value 2021: $2B+ Adjusted FCF prior to SAC investment SAC spend to maintain RMR base 1 point attrition = ~$100M SAC investment to grow RMR base Higher level in 2021; planning less in 2022 Opportunistic M&A and/or adjacency expansion $0.14/share annual dividend = ~$130M/year No plans to change Current net debt balance $9.7B Goal of $1B net debt reduction by 2025 Capital to Allocate Attrition Replacement Organic Growth Inorganic Growth Return to Shareholders Debt Repayment Allocation Waterfall Category Google Partnership Innovative Offerings Unrivaled Safety Premium Experience Trusted Brand Optimized Go-to-Market Operational Excellence Strategic Differentiators Enablers Solar Commercial Consumer & Small Business Our Industry-Leading Businesses120

Our goal is to generate double-digit revenue growth over the next 4 years 2021 Combined Revenue 2025 Goal $5.9B $10B+ $1.5-2.0B $1.5-2.0B $0.5-0.7B Consumer and Small Business (incl. Google impact) Solar Commercial ~15%CAGR Combined Solar Revenue Note: Combined Revenue equals ADT Total Revenue (GAAP) (which includes Solar segment revenue post-acquisition) plus Sunpro revenue (GAAP) prior to the acquisition. 2025 goals do not represent actual guidance or projections. Combined Solar Revenue equals ADT Solar segment revenue (GAAP) plus Sunpro revenue (GAAP) prior to the acquisition. 121

Our financial profile will shift as we grow, focused on strong economic returns Business Segment/Profile 2021 Future Implications from Changing Mix Improved cash generation Faster overall growth Slight decline in margins Strong ROIC Consumer and Small Business Commercial and Solar ~70%of combined revenue Higher EBITDA margin Capital required to generate RMR ~30%of combined revenue Lower EBITDA margin Less capital required to generate RMR Growing Growing faster122 Note: Combined Revenue equals ADT Total Revenue (GAAP) (which includes Solar segment revenue post-acquisition) plus Sunpro revenue (GAAP) prior to the acquisition.

We expect strong cash generation and profitability 2021 2025 Goal AFCF SAC 2021 2025 Goal CSB Commercial Solar -$0.41 $0.50+ 2021 2025 Goal ~$3B $2.2B $3B+ $2B+ GAAP profitability entering 2023 Adjusted Free Cash Flow prior to subscriber acquisition Adjusted EBITDA Earnings Per Share Note: 2025 goals do not represent actual guidance or projections 123

Our goal is $1 billion of net debt reduction by 2025 Adjusted Free Cash Flow Net Debt 2022-2025 Goal $3Billion Cumulative Year-end 2025 Goal ~$8.7Billion 30% Higher vs. 2018-2021 $1B+ Lower vs. YE21Note: 2025 goals do not represent actual guidance or projections; Net debt excludes the receivables facility 124

We have fundamentally transformed our profile, and are well positioned for asymmetric upside

ADT Financial Profile

	Pre-IPO	2021	2025
Revenue	~$4B	~$6B Combined	$10B+
CSB % total	90%	70%	55%+
RMR adds	$48M	$61M	~$80M
Attrition	16%+	~13%	~12%
Revenue payback	2.7x	2.3x	<2.0x
Adjusted FCF	~$400M	$465M	$1B

Characteristics

Significant and stable cash generation
- $4B+ recurring revenue base
- $1.7B adjusted FCF past 3 years
- Recession resistant and downside protected
- Capital efficient

Broadened market exposures
- Smart home growing 22%
- Solar growing 13% CAGR

Clear growth strategy
- Differentiated offerings, safety, experience
- Expanded routes to market

Best-in-class scale
- Footprint across the US
- Partnerships (Google, DR Horton, Ford, etc.)

Strong financial profile + strategic differentiators + unmatched scale + downside protection

Note: Pre-IPO refers to 2016 for Revenue and revenue payback; attrition is as of the periods prior to the combination with Protection One in 2Q2016; Adjusted FCF and US RMR adds are as of 2017. Combined Revenue equals ADT Total Revenue (GAAP) (which includes Solar segment revenue post-acquisition) plus Sunpro revenue (GAAP) prior to the acquisition. 2025 goals do not represent actual guidance or projections.

125

We are well-positioned for growth in 2022 2021 2022 Guidance $5.3B 2021 2022 Guidance $2,213M 2021 2022 Guidance $465M $6.2-6.4B $2,335-2,435M $550-625M Adjusted Free Cash Flow Total Revenue Adjusted EBITDA126

We have an established foundation for high-return growth Our growth plan drives strong improvements to cash generation and profitability Achieving our plan is the path to creating long-term shareholder value Taking a balanced and disciplined approach to capital allocation IN SUMMARY Our long-term outlook is compelling 127

Jim DeVries, President and Chief Executive Officer Wrap-up and Closing 128

The investment case for ADT is strong Large and expanding addressable market with opportunities to meaningfully increase share Growing business with industry-leading scale positioned to benefit from secular tailwinds Large solar opportunity still in nascent state Compelling unit economics that support increased investment for growth Resilient cash flow profile with asymmetric upside from solar, commercial, and strategic partnerships Reached an inflection point and we are providing long-term targets to reflect the outlook for our next chapter of growth Disciplined capital allocation framework to drive long-term value for our shareholders 1 2 3 4 5 6 7 129

We are positioned for success Delivered by the 25,000 best professionals in the industry Mission Safe. Smart. Sustainable. Strategy Innovative offerings, unrivaled safety, and premium experience Plan Top-line growth and solid free cash generation 130

Non-GAAP Measures We sometimes use information (“non-GAAP financial measures”) that is derived from the condensed consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. This presentation includes definitions of our non-GAAP financial measures, reasons we believe these measures are useful, and limitations to using these non-GAAP financial measures, as well as reconciliations of the non-GAAP financial measures used in this presentation to the most comparable GAAP measures. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The limitations of non-GAAP financial measures are best addressed by considering these measures in conjunction with the appropriate GAAP measures. Adjusted EBITDA and Adjusted EBITDA prior to subscriber acquisition We believe the presentation of Adjusted EBITDA and Adjusted EBITDA prior to subscriber acquisition provide useful information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Adjusted EBITDA prior to subscriber acquisition also provides useful information about our operating profitability prior to expenses related to subscriber acquisition, including those related to selling, advertising, and installation, net of installation revenue. Further, we believe Adjusted EBITDA and Adjusted EBITDA prior to subscriber acquisition provide meaningful measures of operating profitability because we use them for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures. We define Adjusted EBITDA as net income or loss adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other; (vii) losses on extinguishment of debt; (viii) radio conversion costs net of any related incremental revenue earned; and (ix) other income/gain or expense/loss items such as impairment charges, financing and consent fees, or acquisition-related adjustments. Adjusted EBITDA prior to subscriber acquisition is defined as Adjusted EBITDA excluding costs related to subscriber acquisition, including selling, advertising, and installation, net of installation revenue. There are material limitations to using Adjusted EBITDA and Adjusted EBITDA prior to subscriber acquisition as they do not reflect certain significant items, which directly affect our net income or loss (the most comparable GAAP measure). This discussion is also applicable to Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percentage of monitoring and related services revenue. Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow prior to subscriber acquisition We believe the presentation of Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow prior to subscriber acquisition are appropriate to provide useful information to investors about our ability to repay debt, make other investments, and pay dividends. In addition, we believe the presentation of Adjusted Free Cash Flow is also a useful measure of our cash flow attributable to our normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as our ability to repay other debt, make other investments, and pay dividends. Adjusted Free Cash Flow prior to subscriber acquisition is also useful to evaluate cash generation prior to subscriber acquisition investments, including those related to selling, advertising, and installation, excluding one-time cash items. We define Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. We define capital expenditures to include accounts purchased through our network of authorized dealers or third parties outside of our authorized dealer network, subscriber system asset expenditures, and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities. We define Adjusted Free Cash Flow as Free Cash Flow adjusted for net cash flows related to (i) net proceeds from our consumer receivables facility; (ii) financing and consent fees; (iii) restructuring and integration; (iv) integration-related capital expenditures; (v) radio conversion costs net of any related incremental revenue collected; and (vi) other payments or receipts that may mask our operating results or business trends. We define Adjusted Free Cash Flow prior to subscriber acquisition as Adjusted Free Cash Flow adjusted for subscriber acquisition investments, including those related to selling, advertising, and installation. Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow prior to subscriber acquisition adjust for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash available than the most comparable GAAP measure. These measures are not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. Net Leverage Ratios Net Leverage Ratio is calculated as the ratio of net debt to Adjusted EBITDA. Net Leverage Ratio (prior to subscriber acquisition) is calculated as the ratio of net debt to Adjusted EBITDA prior to subscriber acquisition. Net debt is calculated as total debt excluding the Receivables Facility, including capital leases, minus cash and cash equivalents. Refer to the discussion on Adjusted EBITDA and Adjusted EBITDA prior to subscriber acquisition for descriptions of the differences between the most comparable GAAP measure. Net Leverage Ratio and Net Leverage Ratio (prior to subscriber acquisition) are useful measures of the Company’s credit position and progress towards leverage targets. The calculations are limited in that the Company may not always be able to use cash to repay debt on a dollar-for-dollar basis. 131

Segment and Other Information 132 Combined Solar Revenue and Combined Revenue: Total Revenue by Segment: Notes: 1. Combined Solar Revenue of $645 million equals $47 million of Solar segment revenue (GAAP) plus $598 million of Sunpro revenue(GAAP) prior to the acquisition. 2.Combined Revenue of $5.9 billion equals ADT Total Revenue of $5.3 billion calculated in accordance with GAAP (which includes the$47 million Solar segment revenue) plus $598 million Sunpro revenue (GAAP) prior to the acquisition. (in millions) Twelve months ended December 31, 2021 Solar $ 47 Sunpro 598 Combined Solar Revenue(1) $ 645 Total Revenue $ 5,307 Sunpro 598 Combined Revenue(2) $ 5,905

GAAP to Non-GAAP Reconciliations 133 Adjusted EBITDA and Adjusted EBITDA prior to subscriber acquisition:(in millions) Twelve Months Ended December 31, 2021 Net loss $ (341) Interest expense, net 458 Income tax benefit (130) Depreciation and intangible asset amortization 1,915 Amortization of deferred subscriber acquisition costs 126 Amortization of deferred subscriber acquisition revenue (172) Share-based compensation expense 61 Merger, restructuring, integration and other 38 Loss on extinguishment of debt 37 Radio conversion costs, net(1) 211 Acquisition related Adjustments(2) 13 Other (3) Adjusted EBITDA $ 2,213 Selling (incl. Commissions) and Advertising 573 Installation costs 636 Installation revenue (798) Adjusted EBITDA prior to subscriber acquisition $ 2,624

GAAP to Non-GAAP Reconciliations

Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow prior to subscriber acquisition:

(in millions)

	Twelve Months Ended				
	December 31, 2021	**December 31, 2020**	**December 31, 2019**	**December 31, 2018**	**December 31, 2017**
Net cash provided by operating activities	$ 1,650	$ 1,367	$ 1,873	$ 1,788	$ 1,592
Net cash used in investing activities	$ (1,696)	$ (1,137)	$ (978)	$ (1,738)	$ (1,413)
Net cash (used in) provided by financing activities	$ (128)	$ (70)	$ (1,214)	$ 193	$ (143)
Net cash provided by operating activities	$ 1,650	$ 1,367	$ 1,873	$ 1,788	$ 1,592
Dealer generated customer accounts and bulk account purchases	(675)	(381)	(670)	(694)	(653)
Subscriber system asset expenditures	(695)	(418)	(542)	(576)	(583)
Purchases of property and equipment	(168)	(157)	(159)	(127)	(131)
Free Cash Flow	112	410	502	391	225
Net proceeds from receivables facility	123	76	-	-	-
Financing and consent fees	4	5	23	8	64
Restructuring and integration payments	11	20	14	18	46
Integration related capital expenditures	10	23	16	7	25
Radio conversion costs, net	198	43	25	6	13
Redemption of mandatorily redeemable preferred securities	-	-	-	96	-
Other, net[(1)]	7	97	10	12	30
Adjusted Free Cash Flow	$ 465	$ 675	$ 590	$ 538	$ 403
Dealer generated customer accounts purchases	675				
Subscriber system asset expenditures	695				
Deferred subscriber acquisition costs	324				
Deferred subscriber acquisition revenue	(277)				
Selling (incl. Commissions) and Advertising	573				
Installation costs	636				
Installation revenue	(798)				
Other	(131)				
Adjusted Free Cash Flow prior to subscriber acquisition	$ 2,162				

Note:
1. The twelve months ended December 31, 2020 included $81 million related to the settlement of a pre-existing relationship in connection with the Defenders acquisition.

134

GAAP to Non-GAAP Reconciliations 135 Net Leverage Ratios: Debt to Net Income Ratio:(in millions) December 31, 2021 Total debt (book value) $ 9,693 LTM net loss $ (341) Debt to net loss ratio (28.4x)